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                                                                    Exhibit 11.1

                        WORLDCOM, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)

                                                                       For the Twelve Months Ended December 31,
                                                                      -----------------------------------------
                                                                          1996           1995          1994
                                                                      ------------    -----------   -----------
Primary:
  Weighted average shares outstanding                                      397,890        346,666       315,610
  Common stock equivalents                                                    --            9,824          --
  Common stock equivalents issuable upon conversion of:
    Series 1 preferred stock                                                  --           28,178          --
    Series 2 preferred stock                                                  --            2,230          --
    5% convertible notes                                                      --             --            --
                                                                       -----------    -----------   -----------
                                                                           397,890        386,898       315,610
                                                                       ===========    ===========   ===========
Net income (loss) applicable to common shareholders
  before extraordinary items                                           $(2,189,804)   $   233,080   $  (151,779)
Extraordinary items                                                        (24,434)          --            --
Add back:
  Dividend paid on series 1 preferred stock conversions                       --           15,312          --
  Dividend paid on series 2 preferred stock conversions                       --              858          --
  Interest paid on 5% convertible notes conversions, net of taxes             --             --            --
                                                                       -----------    -----------   -----------
Net income (loss) applicable to common shareholders                    $(2,214,238)   $   249,250   $  (151,779)
  One-time dividend payment on Series 1 preferred stock conversion            --           15,000          --
                                                                       -----------    -----------   -----------
Net income (loss) applicable to common shareholders before
  one-time dividend                                                    $(2,214,238)   $   264,250   $  (151,779)
                                                                       ===========    ===========   ===========

Primary earnings (loss) per share:
  Before one-time dividend payment to Series 1 preferred shareholder   $     (5.56)   $      0.68   $     (0.48)
                                                                       ===========    ===========   ===========
  Applicable to common shareholders before extraordinary items         $     (5.50)   $      0.64   $     (0.48)
                                                                       ===========    ===========   ===========
  Extraordinary items                                                  $     (0.06)   $      --     $      --
                                                                       ===========    ===========   ===========
  Applicable to common shareholders                                    $     (5.56)   $      0.64   $     (0.48)
                                                                       ===========    ===========   ===========

Fully diluted:
  Weighted average shares outstanding                                      397,890        346,666       315,610
  Common stock equivalents                                                    --           10,380          --
  Common stock issuable upon conversion of:
    5% convertible notes                                                      --           10,270          --
    Series 1 preferred stock                                                  --           28,178          --
    Series 2 preferred stock                                                  --            7,496          --
                                                                       -----------    -----------   -----------
                                                                           397,890        402,990       315,610
                                                                       ===========    ===========   ===========

Fully diluted earnings (loss) per share:
Net income (loss) applicable to common shareholders
  before extraordinary items                                           $(2,189,804)   $   233,080   $  (151,779)
Extraordinary items                                                        (24,434)          --            --
Add back:
  Interest on 5% convertible notes, net of taxes                              --            5,963          --
  Series 1 preferred dividend requirement                                     --           15,312          --
  Series 2 preferred dividend requirement                                     --            2,879          --
                                                                       -----------    -----------   -----------
Net income (loss) applicable to common shareholders                    $(2,214,238)   $   257,234   $  (151,779)
  One-time dividend payment on Series 1 preferred stock conversion            --           15,000          --
                                                                       -----------    -----------   -----------
Net income (loss) applicable to common shareholders before
  one-time dividend                                                    $(2,214,238)   $   272,234   $  (151,779)
                                                                       ===========    ===========   ===========

Fully diluted earnings (loss) per share:
  Before one-time dividend payment to Series 1 preferred shareholder   $     (5.56)   $      0.68   $     (0.48)
                                                                       ===========    ===========   ===========
  Applicable to common shareholders before extraordinary items         $     (5.50)   $      0.64   $     (0.48)
                                                                       ===========    ===========   ===========
  Extraordinary items                                                  $     (0.06)   $      --     $      --
                                                                       ===========    ===========   ===========
  Applicable to common shareholders                                    $     (5.56)   $      0.64   $     (0.48)
                                                                       ===========    ===========   ===========
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